Exhibit 10.6

GF—2013—2601

Collective Forest Right Transfer Agreement

The State Forestry

Administration

Formulate

State Administration

for Industry and

Commerce

December 2013

Instructions

1. This contract is a sample text for reference when signing Collective Forest Right Transfer Agreements within the territory of the People’s Republic of China (excluding Hong Kong, Macao, and Taiwan regions).

2. Before signing the contract, both parties should read all the terms of the contract. If there are any disagreements or misunderstandings regarding the terms of the contract, the parties should negotiate and reach a consensus. If necessary, the terms can be clarified in the contract.

3. Before signing the contract, the parties should understand the relevant laws and regulations on tenure transfer and may consult with the local forestry authority.

4. Both parties should select the options provided in the contract’s agreement clauses according to the specific situation and mark the checkbox with a √. The spaces provided for additional agreements or supplements should be completed in writing.

5. Both parties can modify, supplement, or delete the contents of the contract’s terms. If the modified terms fall within the scope of Articles 52 and 53 of the Contract Law, the modified terms shall be invalid.

6. Handwritten items have priority over the content provided in the contract.

7. The printed text in the contract that has not been modified shall be deemed as agreed upon by both parties after the contract comes into effect.

8. Both parties should sign, stamp, or press their seal on the contract.

9. The contract number shall be filled in according to the unified rules by the county-level forestry authority.

10. This sample text is jointly formulated and interpreted by the State Forestry Administration and the State Administration for Industry and Commerce and is applicable nationwide.

Contract No: ________________

Collective Forest Right Transfer Agreement

Party A (transferor): [Village Name] Village Committee, Zherong County

Identification type and number: Resident Identity Card 352231197010031214

Contact address: [Address]

Contact phone number：13959318255

Type of operating entity:

☐ Rural residents ☑ Urban residents ☑ Village collective economic organization

☐ Enterprise legal representative          ☐ Farmers’ cooperative           ☐ Others______

Party B (transferee): Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Identification type and number: Organization Certificate Code 6744026

Address: Houlong Tea Industry Park, Zherong County, Fujian Province

Contact: 18059335511

Type of operating entity: ☐ Rural residents    ☐ Urban residents   ☐ Village collective economic organization

☑ Enterprise legal representative         ☐ Farmers’ cooperative          ☐ Others

In order to standardize the collective forest right transfer behavior, safeguard the legitimate rights and interests of the parties to the transfer, in accordance with the relevant provisions of the Contract Law of the People’s Republic of China, the Rural Land Contract Law of the People’s Republic of China, the Forest Law of the People’s Republic of China, and other relevant laws and regulations, Party A and Party B reached this contract through consultation on the basis of equality and voluntary.

Article 1 Specific Terms and Standards

(1) The collective forest right transfer referred to in this contract means the act of transferring the ownership, use rights, and forest land contracting and management rights or forest land management rights lawfully obtained by the forest right holder to other citizens, legal persons, and other organizations without changing the collective forest land ownership, land use, and public welfare forest nature.

(2) The transfer of collective forest tenure should follow the principles of voluntary compliance, fairness, justice, honesty, and trustworthiness. No organization or individual shall force or obstruct the transfer of forest land contracting and management rights, and the transfer period shall not exceed the remaining period of the contract.

(3) If the forestry rights obtained through household contracting are transferred by means of transfer, it shall be agreed upon by the contracting party; if it is transferred by means of sub-contracting, leasing, exchange, or other methods, it shall be filed with the contracting party.

(4) If the collective unified management of forest right is transferred to units or individuals other than the collective economic organization of this village, it shall be announced in advance within this collective economic organization. After obtaining the consent of two-thirds or more of the members of the collective economic organization member meeting or two-thirds or more of the village representatives, it shall be submitted to the people’s government of the township for approval. The village collective economic organization should review the credit status and operating capabilities of the transferee before signing the contract.

(5) If the parties require ownership change registration when forest right is transferred by means of exchange or transfer, they shall apply for registration to the local people’s government at or above the county level.

Article 2 Transferred Subject Matter and Transfer

(1) The certificate number of the forest right certificate for the reserved forest right transfer (may be attached separately): [certificate number]

The total area is based on the registered area of the forest right certificate, with a total of [figure] mu, including [figure] mu of public welfare forest and [figure] mu of commercial forest.

(2) Party A now transfers the forest land by ☑ lease ☐ exchange ☐ transfer ☐ equity participation ☐ as investment or cooperation conditions ☐ Other methods to Party B, and Party B shall use the transferred forest land and forest resources in accordance with the law.

(3) Party A will transfer the ☐ forest land management right, ☑forest ownership right, and ☑forest use right to Party B.

(4) The attached buildings and asset disposal situation on the transferred forest land (may be attached separately):

(6) The forest right transfer term shall be from [dates], for a total of [figure] years. Party A shall deliver the forest land and forest resources to Party B before [date]

Article 3 Price and Payment Methods of Land Use Right Transfer

(1) Valuation based on funds:

1.	One-time payment method (forest land leasing fee). The transfer price of forest land use right is [figure] yuan per acre per year, with a total area of [figure] acres, totaling [figure] yuan, and the payment time is December 31st every year.

2.	Installment payment method (forest tree transfer fee). It is divided into 5 periods, each period is 6 years, and the transfer price of forest land increases by [figure]% each period. Within two years after the contract becomes effective, Party B shall pay the first period’s transfer price of [figure] yuan to Party A in a lump sum. Thereafter, Party B shall pay the next period’s transfer price of forest land to Party A before December 31st of each year every 6 years.

(2) Valuation based on physical objects or their depreciation, or other methods: /

(3) For public forest land transfer, the compensation fund for forest ecological benefits shall be paid by Party B to Party A, or____________

(4) Within [figure]days after the effective date of this contract, Party B shall pay [figure] yuan to Party A as a contract deposit. If a one-time payment is adopted, the deposit will be returned in a lump sum within[figure] days after the expiration of the land use right transfer contract. For installment payments, the deposit will be deducted from the last period’s transfer price.

Article 4 Rights and Obligations of Party A

(1) Party A has the right to obtain transfer income in accordance with the law, and has the right to require Party B to pay the forest right transfer price in accordance with the contract. Supervise Party B to use and protect the forest land reasonably according to the contract.

(2) Party A has the right to recover the operation right or use right of the transferred forest land after the expiration of the circulation forest land period agreed in this contract.

(3) The ownership of the provided forest land and forest tree rights should be clear and legal, and there should be no ownership disputes or economic disputes. If ownership disputes or economic disputes are found in the original forest land and forest trees after transfer, Party A shall be responsible for handling and assuming corresponding responsibilities.

(4) Provide proof materials such as the national unified forest right certificate, legal collective resolution records of the original transferor, or original contracting and transferring operation contracts signed with collective economic organizations for the scope of the transferred forest land.

(5) Party A shall not interfere with or damage Party B’s production and operation activities. Assist Party B in forest fire prevention and forest area security management. Assist Party B in applying for forest land and forest tree ownership registration or change registration, and forest tree felling procedures, and the relevant expenses shall be borne by Party B.

Article 5 Rights and Obligations of Party B

(1) Party B has the right to lawfully use and benefit from the transferred forest land, and has the right to independently organize production, operation, and product disposal.

(2) Party B shall timely pay the transfer price in accordance with the contract. If the transferred forest land is lawfully expropriated, Party B has the right to obtain corresponding compensation in accordance with regulations.

(3) Party B shall apply for forest land and tree ownership registration or change registration, and forest tree felling approval procedures in accordance with regulations, and shall not illegally fell trees.

(4) Party B shall be responsible for afforestation and cultivation, and the felling site shall be afforested and renewed within the same year or the next year. The site shall not be left idle or abandoned, and the ecological environment and water resources shall be protected.

(5) Party B shall be responsible for forest fire prevention, pest control, and protection of wild animal and plant resources.

(6) Party B shall strictly comply with the national and local forestry management regulations, shall not change the use and public welfare nature of forest land without authorization, and shall not damage the comprehensive production capacity of forestry.

Article 6 Changes, Termination, and Cancellation of the Contract

(1) During the transfer period, Party B shall not transfer the forest land again without authorization. If Party B indeed needs to transfer it again, it must obtain the consent of Party A and process relevant procedures according to law.

(2) If the contract cannot be performed due to force majeure during the validity period of the contract, the contract will be terminated automatically. Party A shall refund the forest right transfer payment received from Party B from the termination date to the end of the transfer period within the time limit. If the contract cannot be performed partially, the other parts will continue to be performed, and the transfer price will be adjusted accordingly.

(3) After the contract expires, if Party B continues to operate the transferred forest land, it must submit a written application to Party A within 90 days before the expiration of the contract. If Party B no longer continues to transfer and operate, it must return the originally transferred forest land to Party A within 30 days after the contract expires, and Party B must handle the forest on the transferred land properly. The handling of unharvested trees shall be gratuitously transferred to Party A.

(4) After the termination or cancellation of the contract, the roads, irrigation channels, and other facilities built by Party B shall be gratuitously transferred to Party A. The houses and other removable facilities built shall be gratuitously transferred to Party A as well.

Article 7 Liability for Breach of Contract

(1) If Party A breaches the contract and causes the contract to be unable to be fulfilled, Party A shall return the deposit to Party B twice the amount. If Party B breaches the contract and causes the contract to be unable to be fulfilled, the deposit paid shall not be refunded. Party who causes losses to the other party due to breach of contract shall also bear the liability for compensation.

(2) Party A shall deliver the forest land to Party B on time according to the contract. If Party A is overdue for one day, Party A shall pay a late fee of 0.05‰ of the payable transfer price to Party B. If Party A is overdue for 90 days, Party B has the right to terminate the contract, and Party A shall bear the liability for breach of contract.

(3) If the procedures for the transferred forest land by Party A are illegal, or there is a dispute over the ownership of the forest land and trees, which causes the entire or part of the contract to be unable to be fulfilled, Party A shall bear the liability for breach of contract. If Party A violates the contract and interferes with or destroys the normal production and operation activities of Party B, Party B has the right to unilaterally terminate the contract, and Party A shall bear the liability for breach of contract.

(4) Party B shall pay the full transfer price of the forest land and trees to Party A on time according to the contract. If Party B is overdue for one day, Party B shall pay a late fee of 0.05‰ of the payable transfer price for this period (year) to Party A. If Party B is overdue for 90 days, Party A has the right to unilaterally terminate the contract, and Party B shall bear the liability for breach of contract.

(5) After the agreed period for forestation and afforestation by Yilin passes, if Party B fails to fulfill the agreement, Party A has the right to reclaim the forest land that has not been afforested without any compensation.

(6) If Party B causes permanent damage to the transferred forest land, or changes the use of the forest land without permission, or causes serious damage to forest resources, which is confirmed by the forestry administrative department at or above the county level, Party A has the right to demand Party B to compensate for breach of contract and unilaterally terminate the contract, and reclaim the right to operate and use the forest land. The deposit collected shall not be refunded.

Article 8 Dispute Resolution

In case of any dispute arising from the formation, validity, performance, alteration or termination of this Contract, the Parties may resolve the dispute through consultation or request mediation by the Village Committee, Township (Town) People’s Government, etc. If the Parties do not wish to consult or mediate, or if consultation or mediation fails, the following method shall be adopted:

☑ Submit the dispute to the local rural land arbitration institution for arbitration.

☐ File a lawsuit with the people’s court having jurisdiction.

Article 9 Supplementary Provisions

(1) Matters not covered in this Contract may be supplemented by a supplementary agreement signed by the transferor and transferee after consultation and agreement. The supplementary agreement shall have the same legal effect as this Contract.

Supplementary clause (may be attached separately):___________

(2) This Contract shall come into effect upon the signature and seal of the Parties. Six copies of this Contract are made, with the transferor holding two copies and the transferee holding two copies.

Party A Stamp (Signature):	Party B Stamp (Signature):

Signature of Legal Representative (Authorized Agent):	Signature of Legal Representative (Authorized Agent)

Attachments:

1.	Copies of ID cards of both parties (responsible persons);

2.	Map of the boundary of the circulated forest land;

3.	Basic information of the transferred forest land ownership;

4.	Copy of the “Forest Land Ownership Certificate” of Party A;

5.	For collectively operated forest land that is leased outside the village or group, the following documents should be provided: copies of the voting records of the village meeting or the village representative meeting, where two-thirds or more of the members or representatives agreed to lease the land, and the approval letter from the town (township) government;

6.	If the land has been transferred before, the transferor shall provide relevant proof of the written consent from the original transferor;

7.	Others:

Basic Information on Forest Right Transfer

Reserved forest land for transfer and status of delivery of trees:

[Table]

Current status of buildings and attachments on the leased forest land: